SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report: November 6, 2001
Group 1 Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-6355 (Commission File Number)	52-0852578 (IRS Employer Identification Number)

4200 Parliament Place, Suite 600, Lanham, Maryland (Address of principal executive offices)	20706-1844 (Zip Code)

(301) 918-0400 (Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     On October 22, 2001, Group 1 Software, Inc., a Delaware corporation (“Group 1”), and Vision-R eTechnologies, Inc., a Toronto, Canada corporation (“Vision-R”) entered into a Letter of Agreement regarding the acquisition of certain assets of Vision-R. Closing on the Vision-R transaction is planned by January 2002. The transaction is contingent upon completion of due diligence and the definitive purchase agreement, as well as approval by Group 1’s Board of Directors. The acquisition is expected to be accretive to earnings within twelve months of closing.

     Copies of the October 29, 2001 press release announcing the Letter of Agreement and the Letter of Agreement are attached as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Software, Inc. By /s/ ————————————— Name: Mark D. Funston Title: Chief Financial Officer

Date: November 6, 2001